Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-135954, 333-158755, 333-158987, 333-160609 and 333-160610) of Cardiovascular Systems, Inc. of our report dated September 28, 2009 relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 28, 2009